EXHIBIT 99.1
Equity One 2004-2
Class AF-2


Balance         $34,400,000.00         Delay                     24
Coupon          2.829                  Dated                     4/1/2004
Settle          5/6/2004               First Payment             5/25/2004

                      ------------------------------------------
Spread                    60%PPC, +300 bps    175%PPC, -200 bps
35.0                  ------------------------------------------
                                   89.0628             102.9300         Price
                                     6.647                0.217         Yield
                                      35.0                 35.0        Spread

                   WAL                3.21                 1.20
              Mod Durn                2.96                 1.17
         Mod Convexity               0.105                0.020
      Principal Window       Feb07 - Dec07        May05 - Aug05
   Principal Writedown        0.00 (0.00%)         0.00 (0.00%)
    Benchmark Maturity                3.21                 1.20

            Shock(bps)              +300bp             -200 bps
             LIBOR_1MO                1.10                 1.10
             LIBOR_6MO                1.32                 1.32
            Prepay (1)          60 *22-HEP          175 *22-HEP
           Prepay (21)           60 *28cpr           175 *28cpr
           Prepay (22)           60 *28cpr           175 *28cpr
           Prepay (31)           60 *28cpr           175 *28cpr
           Prepay (32)           60 *28cpr           175 *28cpr
   Optional Redemption            Call (Y)             Call (Y)


            Swap CurveMat      3MO      6MO      1YR      2YR      3YR      4YR
                      Yld 1.170000 1.320000 1.690000 2.594000 3.204000 3.651000

                               5YR      6YR      7YR      8YR      9YR     10YR
                          3.987000 4.255000 4.460000 4.628000 4.774000 4.896000

                              15YR     20YR     30YR
                          5.290000 5.492000 5.540000

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